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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8 registration No.'s 333-67086 and 333-99237) pertaining to RadView Software Ltd. Key Employee Share Incentive Plan (1996) and RadView Software Ltd. United States Share Incentive Plan (2000) of our report dated
January 16, 2003, with respect to the consolidated financial statements of RadView Software Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ LUBOSHITZ KASIERER

Luboshitz Kasierer
An affiliate member of Ernst & Young International

Tel-Aviv, Israel
March 25, 2003